SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                BURKE MILLS, INC.
                                -----------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                                       ---
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

                                       N/A

         2) Aggregate number of securities to which transaction applies:

                                       N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

         4) Proposed maximum aggregate value of transaction:

                                       N/A

         5) Total fee paid:

                                       N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1) Amount Previously Paid:

                                       N/A

         2) Form, Schedule or Registration Statement No.:

                                       N/A

         3) Filing Party:

                                       N/A

         4) Date Filed:

                                       N/A

--------------------------------------------------------------------------------

                                BURKE MILLS, INC.

--------------------------------------------------------------------------------








                          Notice of 2006 Annual Meeting

                                       and

                                 Proxy Statement






















--------------------------------------------------------------------------------

                                BURKE MILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      2006

================================================================================


     The 2006 annual meeting of the shareholders of Burke Mills, Inc. ("the Company") will be held at the executive offices of the Company, 191 Sterling Street N.W., Valdese, North Carolina, at 2:00 P.M. on Tuesday, May 16, 2006, for the following purposes:


     (1) To elect seven directors to serve until the next annual meeting of the shareholders and until their successors shall be elected and shall qualify.

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.


     The close of business on March 29, 2006 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at said meeting.

     Management hopes all shareholders can attend this meeting. Whether or not you expect to be present, you are requested to date and sign the enclosed proxy and return it promptly in the enclosed envelope. The proxy will be returned to any shareholder who attends the meeting and requests such return.



                                        By order of the Board of Directors
                                        Pender R. McElroy
                                        Secretary of Burke Mills, Inc.

April 7, 2006

                =================================================


                                 PROXY STATEMENT


                =================================================



                              Annual Meeting of the
                        Shareholders of Burke Mills, Inc.
                             to be held May 16, 2006


SOLICITATION AND REVOCATION OF APPOINTMENT OF PROXY
---------------------------------------------------

     The enclosed appointment of proxy is solicited by the Board of Directors of Burke Mills, Inc. ("the Company"). It is revocable upon receipt of written notice of revocation by the Secretary of the Company at any time before it is exercised. If the enclosed appointment of proxy is signed and returned, the shares covered by the appointment will be voted at the meeting (and all adjourned sessions).

     The cost of soliciting appointments of proxy will be borne by the Company, and such costs are not expected to exceed an amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers, who will carry out any solicitations to be made, which amount is not expected to exceed $5,000.00.

     The mailing address of the principal executive offices of the Company is:

                        Burke Mills, Inc.
                        Post Office Box 190
                        Valdese, North Carolina 28690

     The approximate date on which the proxy statements and proxy cards are first sent or given to shareholders is April 14, 2006.


VOTING RIGHTS
-------------

     The holders of stock of the Company on March 29, 2006 are the only shareholders entitled to notice of and to vote at the annual meeting of shareholders on May 16, 2006 and at any adjournments thereof. On March 29, 2006 (the record date) there were 2,741,168 shares of stock outstanding and entitled to vote. Each share of stock is entitled to one vote.

VOTING PROCEDURES
-----------------

     If a majority of the shares of the Company issued and outstanding are present at the meeting in person or by proxy, a quorum will exist.

     Each shareholder entitled to vote shall have the right to cast one vote per share outstanding in the name of such shareholder (a) on the motion before the body or (b) as to election of directors, for each nominee for each directorship to be filled. For a motion to pass, the votes cast in favor of the motion must exceed the votes cast against the motion. Directors are elected by a plurality of the votes cast; the nominees with the largest number of votes will be elected up to the maximum number of directors to be elected (which is seven).

     Votes by proxy will be tabulated by American Stock Transfer & Trust Company, the stock transfer agent for the Company. The votes by proxy will be cast at the meeting by the proxy holders. Any shareholder may vote in person at the meeting if no appointment of proxy has been made or if the appointment is revoked. All votes will be tabulated at the meeting by the secretary of the Company.

     Under North Carolina law and under the articles of incorporation and bylaws of the Company, abstentions and broker non-votes have no effect since a majority of the votes cast will carry a motion and directors are elected by a plurality of the votes cast.


SUBSTANTIAL SHAREHOLDERS
------------------------

     As of March 8, 2006 the following persons are the only persons known to the Company to be the beneficial owners of more than five percent of the common stock of the Company (the only voting securities of the Company):

Title of              Name and Address of                   Amount and Nature of                Percent
Class                    Beneficial Owner                    Beneficial Ownership              of Class
--------              -------------------                   ---------------------              --------

Common                Naseus, Inc.                             1,443,329 shares                  52.7%
Stock                 Flat 72, Building 383                     (Direct)
                      Road 1912
                      Manama Town 319, Bahrain

Common                Humayun N. Shaikh                        1,443,329 shares                  52.7%
Stock                 Nafees Cotton Mills, Ltd.                 (Indirect)
                      Ismail Aiwan-i-Science
                      Shahrah-i-Jalaluddin Roomi
                      Lahore - 54600, Pakistan

Title of              Name and Address of                   Amount and Nature of                Percent
Class                    Beneficial Owner                    Beneficial Ownership              of Class
--------              -------------------                   ---------------------              --------

Common                Robert E. Bell, III,                     232,200 shares                    8.47%
Stock                 Administrator CTA of                      (Direct)
                      the Estates of
                        Robert E. Bell, Jr.
                        and Andrea G. Bell
                        P.O. Box 3007
                        Hickory, NC 28603

     The shares beneficially owned by Humayun N. Shaikh are shares owned of record by Naseus, Inc. Naseus, Inc., a Panamanian corporation, holds 1,443,329 shares of the Company's stock. Naseus, Inc. is a holding company for business interests and does not conduct any active operations. Mr. Humayun Shaikh is the owner of all the stock of Naseus, Inc.

     The Company is informed and believes that Robert E. Bell, Jr. and Andrea G. Bell, husband and wife, owned 232,200 shares of the Company's common stock as joint tenants with the right of survivorship. On August 31, 2003, Mr. and Mrs. Bell died simultaneously in a plane crash. The Company is informed and believes that 116,100 shares of said stock are now held by Robert E. Bell, III, Administrator CTA of the Estate of Robert E. Bell, Jr., and 116,100 shares are held by Robert E. Bell, III, Administrator CTA of the Estate of Andrea G. Bell.

     The Company is informed and believes that as of March 8, 2006 Cede & Co. held 1,144,015 shares of the Company (41.7%) as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004, that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership thereof, and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company, except for the stock owned by the Administrator, CTA of the Estates of Robert E. Bell and Andrea G. Bell.


ELECTION OF DIRECTORS
---------------------

     Seven directors are to be elected at the annual meeting of shareholders to be held on May 16, 2006. Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

     The enclosed proxy will be voted in favor of the election of the following nominees as directors:

                                                                       Amount (Shares)
                                                                        and Nature of
           Name                             Principal                     Beneficial             Percent
(Age)(Year lst Elected)                    Occupation                     Ownership              of Class
-----------------------                    ----------                  ---------------           --------
    Humayun N. Shaikh                      Chairman of                      1,443,329              52.7%
    (63)    (1978)                         the Company                    (Direct and
                                                                             Indirect)

    Thomas I. Nail                         President of                         7,000               0.26%
    (58)    (2000)                         the Company                        (Direct)

    William T. Dunn                        Retired                              2,000               0.07%
    (72)    (1996)                                                            (Direct)



    Robert P. Huntley                      Chairman,                            5,000               0.18%
    (68)    (1993)                         Secretary                          (Direct)
                                           and Treasurer,
                                           Timber Ridge Lumber Co.
                                           Hickory, NC

    Robert T. King                         Retired                                  0               0.0%
    (79)    (2001)

    Richard F. Byers                       Executive Vice                       1,000               0.0%
    (67)    (2001)                         President of the Company

    Aehsun Shaikh                          Director,                                0               0.0%
    (33)    (1999)                         Azgard Nine Limited
                                           Lahore, Pakistan

     All nominees are incumbents.

     "Direct" ownership means ownership as record owner. "Indirect" ownership means beneficial ownership other than as record owner.

     Mr. Humayun Shaikh serves as Chairman Emeritus of Azgard Nine Limited (formerly known as Legler-Nafees Denim Mills, Ltd.) (engaged in the manufacture and sale of denim fabric and garments and production and sale of yarn) of Lahore, Pakistan. Previously and for more than the past five years he served as director of that company and of Nafees Cotton Mills, Ltd. Until 1994 he was a director of Colony Textile Mills, Ltd. (engaged in spinning and weaving of yarn and dyeing and printing of fabric) and of National Security Insurance Co., Ltd. (engaged in the writing of property and casualty insurance) both of Lahore, Pakistan, and so served for more than the five years prior to

1994. Mr. Shaikh devotes approximately 75% of his time to the management of the Company. Mr. Shaikh served as President of the Company from January 1981 until May 1992, when he became Chairman.

     Mr. Nail was appointed on May 15, 2000, and now serves as, President and Chief Operating Officer of the Company. Prior to that time, Mr. Nail was Vice President-Finance of the Company, having assumed that office a second time in June 1997. From March 1994 to June 1997, Mr. Nail was Chief Financial Officer, Secretary and Treasurer of Alba Waldensian, Inc., Valdese, NC, a manufacturer of women's intimate apparel and health products. From September 1987 to March 1994, Mr. Nail was Vice President-Finance of the Company. Prior to 1987, Mr. Nail held accounting and controller positions with several companies.

     Mr.  Huntley  serves as  Chairman  and  Secretary  of Timber  Ridge  Lumber
Company, Inc., a supplier of hardwood lumber to the furniture industry. Mr. Huntley has served in this capacity since 1996. He also has business interests in other areas including real estate. Mr. Huntley is licensed as a certified public accountant. Mr. Huntley is a member of the board of directors of Integrity Financial Corporation, a public company having securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     Mr. Dunn is retired. From 1978 to 1986 Mr. Dunn was Executive Vice President and a member of the Board of Directors of E. F. Hutton and Company, having responsibility for trading, marketing, research and syndication of all fixed income products to institutional clients. From 1986 to 1991 Mr. Dunn was Senior Managing Director with Bear Stearns and Company. From 1991 until January 1995 Mr. Dunn was Managing Director of PaineWebber, Inc. In these latter two positions, Mr. Dunn had responsibility for trading, marketing, research and syndication of fixed income products to institutional clients in the international market.

     Mr. King is retired. From 1952 to 1969 Mr. King was President and part owner of Collins Yarn Processing, Inc. in Hickory, NC, a dye house. From 1969 to 1985, Mr. King was manager of the dye house division of the yarn division of Collins & Aikman, Inc. in Hickory, NC.

     Mr. Byers is Executive Vice President of the Company, having been appointed to that position on May 15, 2000. Prior to then Mr. Byers was Vice President-Sales of the Company, having assumed that office in December 1978. Mr. Byers served as production control manager of the Company from 1968 to December 1978.

     Mr. Aehsun Shaikh is a director (a management position) of Azgard Nine Limited (formerly known as Legler-Nafees Denim Mills, Ltd.) since 1999. Mr. Shaikh is the son of Humayun Shaikh, Chairman of the Board of the Company.

     The Board of Directors of the Company met once during the fiscal year ended December 31, 2005. All directors attended except Mr. Aehsun Shaikh.

BOARD COMMITTEES
----------------

     The Board of Directors of the Company has two standing committees - Audit and Compensation.

     The Audit  Committee is established in accordance with Title 15, U.S. Code,
Section 78(c)(58)(A). Mr. Huntley, Mr. Dunn and Mr. King serve on the Audit Committee. The Audit Committee met four times during the last fiscal year. The duties of the Audit Committee are to review the work of the Company's auditors and to confer with the auditors on matters concerning the annual audit. The Board of Directors of the Company has adopted a written charter for the Audit Committee. A current copy of the charter is available to security holders on the Company's web site at www.burkemills.com. A copy of the charter was included as an appendix to the Company's proxy statement filed in April 2005. Management believes that the members of the Audit Committee of the Company are independent as defined by Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers.

     Mr. Huntley, Mr. Dunn and Mr. Shaikh serve on the Compensation Committee. The Compensation Committee did not meet during the last fiscal year. The duties of the Compensation Committee are to review, and advise the board on, the compensation of the Chairman and Chief Executive Officer of the Company and the other executive officers of the Company.

AUDIT COMMITTEE FINANCIAL EXPERT
--------------------------------

     The Board of Directors of the Company has determined that the Board's Audit Committee has at least one Audit Committee financial expert serving on the Committee. The name of that expert is Robert P. Huntley. Mr. Huntley is independent as said term is defined in Rule 4200(a)(14) of The Marketplace Rules of the National Association of Securities Dealers.


AUDIT COMMITTEE REPORT
----------------------

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2005.

     The Audit Committee has discussed with the independent auditors of the Company the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as it may be modified or supplemented.

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board
Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     Based on the review and discussions specified above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005.

     The members of the Audit Committee are:

                                Robert P. Huntley
                                William T. Dunn
                                Robert T. King


NOMINATING COMMITTEE
--------------------

     The Board of Directors does not have a standing Nominating Committee. The Board is of the view that it is appropriate for the Company not to have such a committee since the size of the Board of Directors (seven members) is relatively small and there has historically been relatively little turnover in membership on the Board of Directors. If and when a new member of the Board of Directors becomes necessary, all board members will have input into the nomination decision.


COMMUNICATIONS TO THE BOARD
---------------------------

     It is the policy of the Company that any communication from a shareholder of the Company addressed to a member of the board and sent to the office of the Company will be promptly sent directly to such board member by management of the Company.


ATTENDANCE OF BOARD MEMBERS AT ANNUAL MEETINGS
----------------------------------------------

     The Company does not have a policy with regard to attendance by board members at annual meetings. Six of the seven members of the board attended the annual meeting of shareholders held on May 17, 2005.


STOCK OWNED BY OFFICERS
-----------------------

     As of March 8, 2006, the common stock of the Company (the only class of equity securities of the Company) beneficially owned by the chief executive officer, Humayun N. Shaikh, by the three most highly compensated executive officers other than Mr. Shaikh, and by all officers and director nominees as a group is as follows:

                                            Amount (Shares)
                                             and Nature of                              Percent
Name/Group                                Beneficial Ownership                          of Class
----------                                --------------------                          --------
Humayun N. Shaikh                               1,443,329                                 52.7%
Chairman and CEO                                 Indirect

Thomas I. Nail                                      7,000                                 0.26%
President and COO                                  Direct

Richard F. Byers                                    1,000                                 0.00%
Executive Vice President                           Direct

William E. Singleton                                    0                                 -----
Vice President-Manufacturing

All officers and director                       1,458,429                                 53.2%
nominees as a group                           (Direct and
(9 persons)                                     Indirect)


EXECUTIVE OFFICERS OF THE COMPANY
---------------------------------

     All executive officers of the Company are serving until the next annual meeting of directors and until their successors have been duly elected and qualified. The current officers of the Company, in addition to Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers, are as follows:

     William E. Singleton (age 56) is Vice President-Manufacturing of the Company. Mr. Singleton began employment with the Company on June 20, 2000 as Vice President-Manufacturing. Prior to that time, Mr. Singleton was a superintendent with Grover Industries, Inc. in Grover, NC (a yarn manufacturer and dyer) for three years, a general manager with Doran Textiles, Inc. in Shelby, NC (a manufacturer of yarn, a weaver and a yarn dyer) for three years. Prior to that time, Mr. Singleton was a superintendent of dyeing at J. P. Stevens Co. in Greenville, South Carolina, and a technical manager with M. Lowenstein and Co. in Lyman, South Carolina.

     Pender R. McElroy (age 65) is Secretary of the Company, having assumed that office in April 1981. Mr. McElroy is a member of the law firm of James, McElroy & Diehl, P.A., Charlotte, NC, legal counsel for the Company.

     Michael B. Smith (age 48) is Assistant Secretary of the Company, having assumed that office in May 1985. Mr. Smith has been employed by the Company as a cost accountant since 1978.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------

     All plan and non-plan compensation awarded to, earned by, or paid to the chief executive officer, Humayun N. Shaikh, and Thomas I. Nail and Richard F. Byers for the past three fiscal years is shown in the following table:

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
                               -------------------

        Name and                                                Other Annual       All Other Compensation
   Principal Position       Year      Salary       Bonus        Compensation
------------------------   ------   ----------   ---------    ----------------   --------------------------

Humayun N. Shaikh           2003     $210,000        0               $396                   0
Chairman and CEO            2004     $210,000        0               $258                   0
                            2005     $210,000        0               $396                   0

Thomas I. Nail              2003     $150,000        0               $900                   0
President and COO           2004     $150,000        0             $7,278                   0
                            2005     $150,000        0             $6,742                   0

Richard F. Byers            2003     $104,988        0               $609                   0
Executive Vice              2004     $104,988        0             $1,546                   0
President                   2005     $104,988        0             $1,510                   0

     There is no executive officer of the Company other than those named above whose total annual salary and bonus exceeded $100,000 for the last completed fiscal year.

     The category of Other Annual Compensation for Mr. Shaikh, Mr. Nail and Mr. Byers represents the annual premium on group life insurance for each of them on the amount in excess of $50,000 of coverage and the nonbusiness portion of use of a company owned automobile by Mr. Nail and Mr. Byers.

     The Company has no long-term compensation arrangements with its executive officers. The Company maintains no defined benefit or actuarial plan. The
Company   maintains  a  401(k)  Plan  of  which  all  eligible   employees   are
participants.

     Directors who are employed by the Company are not compensated for services as directors. Directors not employed by the Company receive compensation for board service of $2,000 per quarter, payable at the end of the quarter, and $1,000 for each board meeting and each committee meeting (if such committee meeting is not combined with or occurs on a day when there is no board meeting). Mr. Humayun Shaikh receives reimbursement for actual travel expenses incurred while traveling for the Company.

     William T. Dunn, Robert P. Huntley and Humayun N. Shaikh served as members of the Compensation Committee of the Board during 2005. Mr. Shaikh is Chairman and CEO of the Company.

     The policy of the Board of Directors for compensation of the Chief Executive Officer and the other executive officers has been and is to compensate those officers at a level as close to what the board believes is competitive in the textile industry for companies of comparable size and geographic location (the piedmont area of North and South Carolina).

     The members of the Compensation Committee of the Company are:

                        William T. Dunn
                        Robert P. Huntley
                        Humayun N. Shaikh


TRANSACTIONS WITH RELATED PARTIES
---------------------------------

     The Company pays Nafees Cotton Mills, Ltd. (Nafees) $24,000 annually toward the expense of maintaining and operating an office for the Company in Pakistan. The Company may from time to time purchase yarn from Nafees. During the fiscal year ended December 31, 2005, the Company has not purchased yarn from Nafees. As of March 15, 2006, it is not known whether the Company will purchase additional yarn from Nafees, although such purchases could reasonably be anticipated. Mr. Humayun N. Shaikh and Mr. Aehsun Shaikh are directors of Nafees, and Mr. Humayun
N. Shaikh and his family control a majority of the stock of Nafees.


COMPARATIVE SHAREHOLDER RETURN
------------------------------

     The graph which follows compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with the cumulative total return of (a) all United States companies traded on the NASDAQ stock market and (b) five companies traded on the NASDAQ stock market which carry NASDAQ Standard Industrial Classification (SIC) Code 22, being companies producing textile mill products (Dixie Group, Inc., Hampshire Group, Interface, Inc., Quaker Fabric Corp. and True Religion Apparel, Inc.). Dividend reinvestment is assumed. (This graph was prepared for the Company by Research Data Group, Inc. of San Francisco, CA.)

[Explanation of graph for purposes of electronic filing with the Securities and Exchange Commission. Original graph not filed electronically.]

     The performance graph shows dollar figures from $0 through $350 along the left side of the graph. Along the base of the graph, the starting point is December 29, 2000, and the graph is divided into five main segments, each representing the Company's fiscal years from 2001 through 2005. There are three lines on the graph:

(1)  There is a solid line showing the total returns index for Burke Mills,Inc.

(2) A broken line showing the total returns index for all the U.S. companies on the NASDAQ stock market.

(3) Another broken line showing the total returns index for five NASDAQ stocks carrying the NASDAQ Standard Industrial Classification code 22.

The graph indicates as follows:

Total Returns
Index for:                 12/29/00     12/28/01     12/29/02      1/2/04      1/1/05     12/31/05
----------                 --------     --------     --------      ------      ------     --------
Burke Mills, Inc.           100.00       100.57       182.86       240.00      297.14      137.14

NASDAQ Stock
Market (U.S.)               100.00        70.75        51.08        76.82       85.44       96.38


SIC Codes                   100.00        98.75        75.94       127.25      194.19      201.75
2200-2299


STOCK OPTIONS
-------------

     No officer or director of the Company was granted, exercised or realized any stock appreciation rights, options or warrants during the fiscal year ended December 31, 2005.


DISCRETIONARY AUTHORITY
-----------------------

     The proxy being solicited confers, and the holders of each proxy shall have, discretionary authority to vote with respect to any of the following matters:

     (1) Matters of which the Company did not have notice by March 14, 2006.

     (2) In the case in which the Company has received timely notice in connection with an annual meeting of shareholders, if the Company includes in the proxy statement advice on the nature of the matter and how the Company's proxy holders intend to exercise their discretion to vote on each matter. There are certain stipulations on the right to discretionary voting authority on such matters spelled out in Rule 14A-4I(2) of the Rules of the Securities and Exchange Commission.

     (3) Approval of the minutes of the prior meeting but such approval shall not amount to ratification of the action taken at that prior meeting.

     (4) The election of any person to any office for which a bona fide nominee is named in the proxy statement and such nominee is unable to serve or for good cause will not serve.

     (5) Any proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 or Rule 14a-9 of the Rules of the Securities and Exchange Commission.

     (6) Matters incident to the conduct of the meeting.


INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------

     It has been the custom of the Company for the Board of Directors to select the independent public accounting firm for the Company each year at its annual meeting following the annual meeting of shareholders. Therefore, no accounting firm is being recommended to or selected at this annual meeting of shareholders. The board's Audit Committee has approved the engagement of Scott McElveen L.L.P. as the independent public accounting firm for the Company for the fiscal year ending December 30, 2006, and the Board of Directors will vote at its next annual meeting on ratifying the action of the Audit Committee. Scott McElveen L.L.P., Columbia, SC, is the independent public accounting firm for the Company and has audited the books of the Company for the fiscal year ended December 31, 2005. It is expected that a representative from Scott McElveen L.L.P., Columbia, SC, will be present at the annual shareholders meeting. That representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------

     On October 20, 2005 a representative of BDO Seidman, LLP (Seidman), the independent registered public accounting firm then engaged as the accountant to audit the Company's financial statements, verbally stated to the chairman of the Company's audit committee that Seidman would resign as the Company's independent accountant at the conclusion of its accounting services for the third quarter of the then current fiscal year of the Company. On November 14, 2005, Seidman concluded its accounting services for the third quarter of the Company's fiscal year.

     Seidman's report on the financial statements of the Company for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, and in the subsequent interim period through November 14, 2005, there have been no disagreements with Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     During the audit of the financial statements of the Company for the fiscal year ended January 1, 2005, Seidman advised the Company that, as explained below, internal controls necessary for the Company to develop reliable financial statements did not exist at that point in time. The particular disclosure controls and procedures which were not effective arose out of an error in the company's calculation of its deferred income taxes for the fiscal year ended January 3, 2004 and for the first three quarters of the fiscal year ended January 1, 2005. After advice from Seidman, the Company deemed this error to be a material weakness, as such term is defined in PCAOB Auditing Standard No. 2. The error arose when the Company calculated the valuation allowance (mark-down) for the fiscal year ended January 3, 2004 based upon the gross value of deferred tax assets which was $920,000.00. The Company, after advice from Seidman, concluded that this calculation should be restated to calculate the valuation allowance based on the difference between deferred tax assets and deferred tax liabilities. Deferred tax liabilities exceeded deferred tax assets by $60,000.00 during the fiscal year ended January 3, 2004. The effect of the change was to reduce the Company's total assets as of January 3, 2004 by $60,000.00, decrease total liabilities by $980,000.00, increase total shareholders' equity by $920,000.00, and decrease by $920,000.00 the Company's net loss for the fiscal year ended January 3, 2004. As a result of such advice from Seidman, the Company addressed the material weakness subsequent to the date of its discovery on March 29, 2005. The Company incorporates herein by reference disclosures contained in
Part 2, Item 9, on the annual report to the Securities and Exchange Commission by the Company on Form 10-K for the fiscal year ended January 1, 2005. This matter was disclosed in Note 2 of the company's financial statements and in Item 8 and Item 9A of the Company's Form 10-K for the fiscal year ended January 1, 2005 and in Note 2 of the Company's financial statements contained in the Company's Form 10-K for the fiscal year ended December 31, 2005.

     The audit committee of the Board of Directors of the Company was aware of the advice from Seidman with respect to this error. The Company has authorized Seidman to respond fully to inquiries of the Company's successor accountant concerning the subject matter described above.

     Other than as stated above, during the Company's two most recent fiscal years and the subsequent interim period through March 8, 2006 there have been no reportable events as defined in Section 304(a)(1)(v) of SEC Regulation S-K.

     The Company has engaged a new independent accountant, which is the registered public accounting firm of Scott McElveen L.L.P. of Columbia, SC, to audit the Company's financial statements for the fiscal year ended December 31, 2005. The Company had not previously consulted Scott McElveen L.L.P.

     The Company previously provided to Seidman a copy of the disclosures contained herein. Attached hereto is a copy of a letter from Seidman addressed to the Securities and Exchange Commission dated January 26, 2006 stating in what respects it agrees and what respects it does not agree with the disclosures which were contained in Form 8K/A filed by the Company with the Securities and Exchange Commission on November 29, 2005.


AUDIT FEES
----------

     During the fiscal year ended January 1, 2005, BDO Seidman, LLP, the independent public accounting firm retained by the Company to audit the Company's annual financial statements for that fiscal year and to review financial statements included in the Company's Forms 10-Q, billed the Company $64,600.00 for such services.

     For the fiscal year ended December 31, 2005, BDO Seidman billed the Company $19,181.16 to review the financial statements included in the Company's Forms 10-Q for that year.

     For the fiscal year ended December 31, 2005, Scott McElveen L.L.P. was the independent public accounting firm retained by the Company to audit the Company's annual financial statements for that fiscal year. The anticipated fees to be billed for such services by Scott McElveen L.L.P. are $46,000.00.

     For the fiscal year ended December 31, 2005, BDO Seidman , LLP, billed the Company $10,000.00 to review the annual financial statements for that fiscal year included in the Company's annual report to the SEC on Form 10-K.

AUDIT RELATED FEES
------------------

     No fees were billed in either of the last two fiscal years for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of the Company's financial statements which are not reported in the section above entitled "Audit Fees."


TAX FEES
--------

     No fees were billed in either of the last two fiscal years for professional services rendered by the principal accountant of the Company for tax compliance, tax advice or tax planning.


ALL OTHER FEES
--------------

     For the fiscal year ended January 1, 2005, BDO Seidman, LLP billed the Company $6,300.00 for review and preparation of federal and state income tax returns and $5,500.00 for a financial statement audit of the Company's 401(k) plan.

     For the fiscal year ended December 31, 2005, it is anticipated that Scott McElveen L.L.P. will bill the Company $5,000.00 for review and preparation of federal and state income tax returns and $5,500.00 for a financial statement audit of the Company's 401(k) plan.


AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES
------------------------------------------------------

     It is the policy and procedure of the Audit Committee of the Board of Directors of the Company that the committee, prior to such engagement, approves the engagement of the independent public accounting firm retained by the Company to audit the Company's annual financial statements, review the Company's Forms 10-Q, review and prepare federal and state income tax returns and conduct a financial statement audit of the Company's 401(k) plan. The Audit Committee pre-approved all services specified above under the sections entitled "Audit Fees," "Audit Related Fees" and "All Other Fees."


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

     To the knowledge of the Company, all directors, officers and beneficial owners of more than ten percent of the common stock of the Company and other persons required to do so file did file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

PROPOSALS OF SHAREHOLDERS
-------------------------

     Any proposals of shareholders intended to be presented at the 2007 annual meeting of the shareholders, now scheduled for May 15, 2007, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than January 1, 2007. Any matter submitted as a shareholder proposal will be considered untimely if presented after January 1, 2007. Any such proposal must be received at the principal executive offices of the Company.

FORM 10-K
---------

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 1O-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. SUCH REQUEST SHOULD BE DIRECTED TO THOMAS I. NAIL, BURKE MILLS, INC.,
P. O. BOX 190, VALDESE, NORTH CAROLINA 28690.

[GRAPHIC OMITTED]
        BDO Seidman, LLP                   1001 Morehead Square Drive, Suite 300
        Accountants and Consultants        Charlotte, North Carolina 28203
                                           Telephone: (704) 887-4236
                                           Fax: (704) 887-4290

January 26, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:  Burke Mills, Inc.
     (Commission File No. 0-5680)
     Report under Item 4.01 of Form 8-K
     Date of report - November 9, 2005

We have been furnished with a copy of the report under Item 4.01 of Form 8-K/A (the "8-K) which we have been advised that our former client, Burke Mills, Inc. filed with the Securities and Exchange Commission on November 29, 2005. With respect to that 8-K, BDO Seidman, LLP does not disagree with the disclosures related to BDO Seidman, LLP except as follows:

     1. With respect to paragraph 1, on October 20, 2005, a BDO Seidman, LLP (BDO) representative informed the audit committee chairman of Burke Mills, Inc., that BDO was then undertaking its annual client retention review process to determine the best allocation of BDO's resources. The representative informed the audit committee chairman that several factors were being considered, however, it was the representative's belief that it was likely that the firm would resign from the engagement subsequent to the 3rd quarter review.

     2. With respect to paragraph 7, on November 9, 2005, Tom Nail, Chief Executive Officer informed BDO that the Company's audit committee had engaged Scott McElveen LLP to serve as the Company's independregistered accounting firm in replacement of BDO.

Very truly yours,


s/BDO Seidman, LLP


CC:  Mr. Pete Huntley, Audit Committee Chair
     Mr. Tom Nail, Chief Executive Officer

         [Specimen of proxy card for purposes of electronic filing with the Securities and Exchange Commission]


                                BURKE MILLS, INC.
                              APPOINTMENT OF PROXY
                  Annual Meeting of Shareholders, May 16, 2006

     The undersigned shareholder hereby appoints Humayun N. Shaikh, Chairman of the Board of the Company, Thomas I. Nail, President of the Company, and Richard
F. Byers, Executive Vice President of the Company, with full power of substitution, the lawful attorneys, agents and proxies of the undersigned to vote all shares of Burke Mills, Inc. held by the undersigned with respect to the election of directors, at the Annual Meeting of its shareholders to be held at 2:00 P.M. on May 16, 2006, at the executive offices of the Company in Valdese, North Carolina, and all adjourned sessions thereof, with all the powers the undersigned would possess if personally present at such meeting, and upon the following matters:


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible

--------------------------------------------------------------------------------

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                 YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X


--------------------------------------------------------------------------------

1. The election of the following persons who will be nominated to serve as directors

[ ]  FOR ALL NOMINEES                        NOMINEES:
                                        { }  Humayun N. Shaikh
[ ]  WITHHOLD AUTHORITY                 { }  Robert P. Huntley
     FOR ALL NOMINEES                   { }  Richard F. Byers
                                        { }  Thomas I. Nail
[ ]  FOR ALL EXCEPT                     { }  William T. Dunn
     (See Instructions Below)           { }  Aehsun Shaikh
                                        { }  Robert T. King


Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: {X}



2. Such other business and matters as may be brought before the meeting or any adjournments thereof, including any matters which are not known or anticipated a reasonable time before the solicitation.

The shares represented by this proxy will be voted as directed by the shareholder. If the person solicited specifies that authority to vote for a nominee for director be withheld, the shares will be voted in accordance with such specification. If no direction is given, the shares will be voted FOR all nominees for director. To be voted, the proxy must be received prior to the meeting.

This  Appointment of Proxy Confers Upon the Holders  Discretionary  Authority To
Vote On The Matters Specified In The Proxy Statement Under The Heading "Discretionary Authority."

This Appointment of Proxy is Solicited By The Board of Directors Of The Company.


[GRAPHIC OMITTED]


To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]



Signature of Shareholder [GRAPHIC OMITTED]      Date [GRAPHIC OMITTED]


Signature of Shareholder [GRAPHIC OMITTED]      Date [GRAPHIC OMITTED]


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Telephone (828) 874-6341                                      Fax (828) 879-7184

                                [GRAPHIC OMITTED]
                                BURKE MILLS, INC.

                            FRANK GADDY YARN DIVISION
               POST OFFICE BOX 190, VALDESE, NORTH CAROLINA 28690
--------------------------------------------------------------------------------

                               THE YEAR IN REVIEW

During fiscal year 2005 sales for Burke Mills, Inc. were $25.3 million compared to $25.1 million in 2004. Burke recorded a net loss of $1.9 million or $.70 per share compared to a net loss of $1.7 million or $.62 per share in 2004.

Burke continued diversification into other fibers that it began in 2004. This diversification helped Burke to add customers and maintain sales. In 2005 Burke continued to see older customers' sales decline as they compete with imported products.

Significant price increases were experienced in polyester yarn and fuel oil as a result of Katrina and other world events that have threatened the world oil supplies. Polyester price increases were passed to the customer further weakening their ability to compete with imports. In the fourth quarter Burke had a general price increase to help offset rising fuel oil and transportation cost. Also in the fourth quarter Burke reduced operating cost by approximately $500,000 mainly through personnel reductions.

In December the Company entered into an agreement with CIT for a revolving line of credit. The Company ended the year with no long-term or revolving debt, and has continued to finance its operations from funds generated from operations.

                                     OUTLOOK

The year 2006 will be similar to 2005, in that the Company will continue to diversify into other fibers, and sales to older customers will continue to decline. At the beginning of 2004 the Company was totally a polyester dyer. By the end of 2006 the Company will have 40% to 50% of its production in other fibers.

Polyester prices have already increased twice in 2006, and water rates will increase by 5% in July. It is difficult to predict what will happen with energy costs. Controlling cost and improving efficiencies continue to be a challenge.

Burke entered 2006 with a solid balance sheet, no long-term debt, and a quick ratio of 1.84 which positions the Company to be competitive in the current textile economy.



HUMAYUN N. SHAIKH
CHAIRMAN & CEO

                                BURKE MILLS, INC.
                                 Corporate Data

Directors__________________________________________________________________________________________________
Humayun N. Shaikh                                                                     Robert P. Huntley
                                          Aehsun Shaikh
Chairman and CEO                          Chairman                                    Textile Executive
of the Company                            Timber Ridge Lumber Co.                     Mr. Shaikh is Director of
                                          A supplier of hardwood lumber               Azgard 9, Ltd.
                                          to the furniture industry.

Thomas I. Nail                            William T. Dunn                             Robert T. King
President and COO                         Retired                                     Retired
of the Company                            Mr. Dunn was an executive                   Mr. King was a textile
                                          with Bear Stearns and Paine                 company executive.
                                          Webber companies.

Richard F. Byers
Executive Vice President
of the Company


Officers___________________________________________________________________________________________________
Humayun N. Shaikh                         William E. Singleton                        Michael B. Smith
Chairman and CEO                          Vice President -                            Assistant Secretary
                                          Manufacturing
Thomas I. Nail
President and COO                         Pender R. McElroy
                                          Secretary
Richard F. Byers                          James, McElroy & Diehl
Executive Vice President                  Attorneys At Law


___________________________________________________________________________________________________________
SEC Form 10-K                             Listing of Securities                       Registrar/Transfer Agent
A copy of Burke Mills                     OTC Bulletin Board                          American Stock Transfer &
Form 10-K filed with the                  System Symbol:  BMLS.OB                        Trust Company
Securities and Exchange                                                               1525 West W.T. Harris Blvd.
Commission is available                   Legal Counsel                               Charlotte, NC 28288-1153
on company web site:                      James, McElroy & Diehl, P.A.                (704) 590-7392
www.burkemills.com or                     Attorneys at Law
------------------
Edgar web site:                           Charlotte, NC                               Offices
www.edgaronline.com                                                                   Burke Mills, Inc.
-------------------
search: BMLS.OB                           Independent Auditors                        191 Sterling Street, N.W.
                                          Scott McElveen                              P.O. Box 190
                                          Columbia, S.C.                              Valdese, NC 28690
                                                                                      (828) 874-6341
___________________________________________________________________________________________________________